EXHIBIT 11
                    BellSouth Corporation
              Computation of Earnings Per Share

                 For the Three Month    For the Six Month
                    Period Ended           Period Ended
                      June 30,               June 30,
                   1998       1997       1998        1997
Basic Earnings Per Common Share:

Net Income      $   818    $   654    $ 1,710     $ 1,347

Weighted
average shares
Outstanding         989        992        990         992

Earnings Per
Common Share    $   .83    $   .66    $  1.73     $  1.36

                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month    For the Six Month
                    Period Ended           Period Ended
                      June 30,               June 30,
                   1998       1997       1998        1997
Diluted Earnings Per Common Share:

Net Income      $   818    $   654    $ 1,710     $ 1,347

Weighted
average shares
Outstanding         989        992        990         992

Incremental
shares from
Assumed
exercise of
stock options
and payment of
performance
share awards          6          2          6           2

Total Shares        995        994        996         994

Earnings Per
Common Share    $   .82    $   .66    $  1.72     $  1.36